SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  May 24, 2004

(Date of earliest event reported)

Huffy Corporation

(Exact name of Registrant as specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-5325 (Commission File No.)	31-0326270 (IRS Employer Identification Number)

225 Byers Road, Miamisburg, Ohio	45342-3657
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 866-6251

N/A

(Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

Effective May 24, 2004 Huffy Corporation closed the sale of its Huffy Service Solutions business to National Product Services Acquisition Corporation pursuant to a previously-announced Asset Purchase Agreement dated April 12, 2004, as amended (“Asset Purchase Agreement”).  The transaction was structured as a sale of substantially all the assets of Huffy Corporation’s wholly-owned subsidiary, Huffy Service Solutions, Inc. (“HSS”), HSS’ wholly-owned subsidiary, McCalla Company (“McCalla”), and McCalla’s wholly-owned subsidiaries, Creative Retail Services, Inc. and Creative Retail Services (Canada).  The purchase price consisted of $11,000,000 cash subject to certain adjustments as described in the Asset Purchase Agreement, the assumption by the purchaser of certain liabilities and potential future payments of up to $6,500,000, based on the performance of the business following the closing.  In addition, the purchaser paid Huffy Corporation a lump sum of $2,000,000 cash as consideration for certain post-closing management services.

Item 7.  Financial Statements and Exhibits

(a)

Not applicable.

(b)

Pro forma financial information.

Pro forma financial information showing the effect of the transaction described in Item 2 are not included with this report and will be filed by amendment hereto as soon as is practicable.

(c)

Exhibits.

2.1  Asset Purchase Agreement dated April 12, 2004 by and among Huffy Corporation, Huffy Service Solutions, Inc., McCalla Company, Creative Retail Services, Inc., Creative Retail Services (Canada), Inc., and National Product Services Acquisition Corporation (including Amendments but excluding disclosure schedules listed at the end of the Agreement).  Huffy Corporation hereby agrees to supplementally furnish to the Commission a copy of any omitted schedule or exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUFFY CORPORATION

Date: June 8, 2004	By: /s/ Robert W. Lafferty Robert W. Lafferty Senior Vice President – Finance, Chief Financial Officer and Treasurer